UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2022

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York	1-10542	11-2165495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina		27410
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	UFI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 30, 2022, the Board of Directors (the “Board”) of Unifi, Inc. (the “Company”) elected Francis S. Blake, Non-Executive Chairman of the Board of Directors of Delta Air Lines, Inc. and former Chairman and Chief Executive Officer of The Home Depot, Inc., to the Board, effective September 5, 2022, with a term expiring at the Company’s 2022 Annual Meeting of Shareholders. Concurrent with his election as a director, Mr. Blake was appointed to the Compensation Committee of the Board.  There are no arrangements or understandings between Mr. Blake and any other persons pursuant to which he was selected as a director.  Additionally, there are no transactions involving the Company and Mr. Blake that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Mr. Blake will receive compensation for his Board and committee service in accordance with the Company’s Director Compensation Policy for independent directors, a copy of which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 29, 2019.  Specifically, in connection with his election as a director, Mr. Blake will receive a prorated annual retainer of $15,890, all of which will be paid in the form of vested stock units.

A copy of the press release announcing Mr. Blake’s election is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Unifi, Inc., dated September 1, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

Date: September 1, 2022	By:	/s/ GREGORY K. SIGMON
Gregory K. Sigmon
General Counsel
Corporate Secretary